   NEWS
     FOR IMMEDIATE RELEASE

                   Frontier Airlines Reports Fiscal Second Quarter 2005 Results

DENVER (October 28, 2004) - Frontier Airlines, Inc. (Nasdaq: FRNT) today reported a net loss of
$2.1 million, or $.06 per diluted common share, for the airline's fiscal second quarter ended September 30,
2004 compared to net income of $2.0 million, or $0.06 per diluted common share, for the same period last year.
Included in the net loss for the three months ended September 30, 2004 were the following special items on a pre-tax basis: a write down of $4.3 million of the carrying value of Boeing expendable inventory, rotable parts and a spare engine offset by an unrealized gain on fuel hedge derivatives of $4.1 million.  These items, net of income taxes, increased the airline's net loss by approximately $.01 per share.  The Company's net income for the three months ended September 30, 2003 included the following special items on a pre-tax and profit sharing basis: write-off of deferred loan costs of $8.7 million associated with the prepayment of all but $11.6 million remaining principal of the government guaranteed loan; a charge for Boeing aircraft and facility lease exit costs of $4.7 million; a loss of $1.9 million on the sale of one Airbus aircraft in a sale-leaseback transaction, the sale of a spare engine and other assets; and an unrealized derivative loss of $0.3 million.  These items, net of income taxes and profit sharing, totaled $0.27 per diluted share.

Chief Executive Officer's Comments

Frontier President and CEO Jeff Potter said, "As an industry, we continue to find ourselves in an environment with record-high fuel prices and one of the most difficult yield environments that Frontier and the industry have
ever faced.   In spite of these challenges, Frontier and its 4,500 employees continued to do what we have always done in the face of adversity--we maintained focus on our costs and factors we can control, and we continue to make improvements to our product. The results of those efforts included an industry-leading 12.8 percent year-over-year decline in mainline unit costs excluding fuel and special items. This third straight quarter of cost declines excluding fuel is a tangible indicator that we are doing the right things to better insulate ourselves during this extremely challenging time."

Operating Highlights

Mainline passenger revenue increased as mainline revenue passenger miles (RPMs) grew at a rate of 31.9 percent during the fiscal second quarter, while mainline capacity growth as measured by mainline available seat miles (ASMs) increased
38.5 percent from the same quarter last year. As a result, the airline's mainline load factor was 72.9 percent for its fiscal second quarter of 2005, 3.7 load factor points less than the airline's mainline load factor of 76.6 percent during the same quarter last year. The airline's mainline breakeven load factor for the fiscal second quarter 2005 increased 5.7 load factor points from 67.7 percent to 73.4 percent.  Frontier's mainline breakeven load factor increased from the prior comparable period as a result of a decrease in our mainline yield per RPM to 10.74 cents during the quarter ended September
30, 2004 from 12.09 cents, or 11.2 percent, partially offset by a decrease in the airline's mainline cost per available seat mile (CASM).

During the fiscal second quarter 2005, the airline's mainline passenger revenue per available seat mile (RASM) decreased
15.3 percent to 7.84 cents from the same quarter last year.  The decrease in mainline RASM was due to the combination of a 11.2 percent mainline yield per RPM decrease on a year-over-year basis and the 3.7 point load factor reduction.
Contributing to the yield decline were introductory fares offered in six new markets started in the June 2004 quarter and a 9.8 percent increase in average length of haul on a year-over-year basis.

The airline's mainline CASM for the fiscal second quarter, excluding special items, decreased 3.8 percent to 8.02 cents from 8.35 cents for the same quarter last year. Mainline fuel cost per gallon during the quarter, excluding the unrealized gain on fuel hedge derivatives, but including taxes and delivery charges, increased 39.6 percent to $1.41 compared to $1.01 for the same period last year. Mainline CASM, excluding fuel and special items, decreased 12.8 percent to 5.98 cents from the same period last year, when CASM excluding fuel and special items was 6.86 cents.

Senior Vice President and Chief Financial Officer Paul Tate discussed the airline's year-over-year unit cost comparatives stating,  "Our fiscal second quarter generated continued improvement in our mainline CASM, both including and excluding fuel, principally driven by a 12.0 percent improvement in mainline aircraft utilization and a 12.8 percent increase in average mainline stage length, despite incurring costs associated with our continuing transition to an all-Airbus fleet and a pilot salary increase in June, 2004."

The airline's current unrestricted cash and working capital position as of September 30, 2004 was $160.1 million and $67.3 million, respectively. This compares to the company's unrestricted cash and working capital position for the same period last year of $201.3 million and $118.2 million, respectively.

The airline's fleet in service on September 30, 2004 consisted of 14 owned Airbus A319 and A318 aircraft, 24 leased Airbus
A319 and A318 aircraft and six leased Boeing 737 aircraft.  Given the current yield environment combined with on-going high fuel prices, the company has elected to accelerate its transition to an all Airbus fleet by approximately four months to
April 11, 2005.  As a result, the company will discontinue operation of its last three Boeing aircraft between two and 14 months prior to the original lease return dates.

Business developments during the quarter included:

o        Celebrated 10 years of service on July 5, 2004.
o        Celebrated 25 million passenger enplanements.
o        Took delivery of two new Airbus A319 and retired three Boeing 737 aircraft, for a net decrease of one aircraft and a fleet total of 45 available for revenue service by quarter's end.
o        Announced plans to serve Little Rock, Arkansas with two daily round-trip flights.
o        Received authorization to fly from Austin and Nashville to Cancun, Mexico, bringing the only scheduled non-stop service to those markets.
o        Entered into a three-year agreement as the official airline of the University of Wyoming's Athletic Department.
o        Received Federal Aviation Administration approval to begin Category II/III certification, which allows the airline's pilots to land in reduced visibility.
o        Kicked off W!LD Blue Yonder Magazine and programming, an enhancement to the airline's on-board DIRECTV offering.

Potter concluded, "Operationally, we continued to run a great airline this past quarter.  With a 31.9 percent increase in mainline RPM, we continued to build a loyal customer base as we exceeded one million members in our EarlyReturns frequent flyer program. Looking ahead, our future bookings appear strong and we remain hopeful that we'll continue to see the positive customer response to our product as we head into the holiday period. However, we know that in this challenging environment, we can never rest on our accomplishments, which is why I thank each of our employees for their ongoing efforts in lowering our costs while maintaining the highest standard of service for our customers."

Senior leadership will host a conference call to discuss Frontier's quarterly earnings on October 29, 2004 at 9:00 a.m.
Mountain Standard Time. The call is available via the World Wide Web on the airline's Web site at www.frontierairlines.com or using the following URL: http://www.vcall.com/CEPage.asp?ID=89680.

Currently in its 11th year of operations, Denver-based Frontier Airlines is the second largest jet service carrier at Denver International Airport with a fleet of 47 aircraft and employing approximately 4,500 aviation professionals.
Frontier, in conjunction with Frontier JetExpress operated by Horizon Air, operates routes linking our Denver hub to 43 destinations in 27 states spanning the nation from coast-to-coast and to five cities in Mexico and seasonal service to
Anchorage, Alaska. Frontier's maintenance and engineering department has received the Federal Aviation Administration's highest award, the Diamond Certificate of Excellence, in recognition of 100 percent of its maintenance and engineering employees completing advanced aircraft maintenance training programs, for five consecutive years. In July 2004, Frontier ranked as one of the "Top 10 Domestic Airlines" as determined by readers of Travel & Leisure magazine. Frontier provides capacity information and other operating statistics on its Web site, which may be viewed at www.frontierairlines.com.

Legal Notice Regarding Forward-Looking Statements
Statements contained in this press release that are not historical facts may be considered forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from these forward looking statements. Many of these risks and uncertainties cannot be predicted with accuracy and some might not even be anticipated.
Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: further downward pressure on airfares due to competition, demand or other factors; continuing adverse effects of high fuel costs; increased prices for fuel and the inability to recover these higher fuel costs in airfares; unanticipated decreases in the volume of passenger traffic due to terrorist acts or additional incidents that could cause the public to question the safety and/or efficiency of air travel; negative public perceptions associated with increased security wait times at various domestic airports; the inability to secure adequate gate facilities at Denver International Airport and at other airports where Frontier operates; weather, maintenance or other operational disruptions; air traffic control-
related difficulties; the impact of labor issues; actions of the federal and local governments; changes in the government's policy regarding relief to the airline industry, especially as it relates to war status risk insurance; the stability of the
U.S. economy and the economic environment of the airline industry; and other factors detailed in the Company's public filings with the Securities and Exchange Commission.  Any forward-looking statement is qualified by reference to these risks and factors.  These risks and factors are not exclusive, and the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
Additional information regarding these and other factors may be contained in the Company's SEC filings, including without limitation, the Company's Form 10-K for its fiscal year ended March 31, 2004.  The Company's filings are available from the Securities and Exchange Commission or may be obtained through the Company's website, www.frontierairlines.com.

                                                    -Financial Tables To Follow-

                                                      FRONTIER AIRLINES, INC.
                                                    SELECTED BALANCE SHEET DATA
                                                            (unaudited)

                                                                          Quarter Ended           Quarter Ended
                                                                          September 30,           September 30,
                                                                               2004                   2003

                 Balance Sheet Data (In thousands):
                 Cash, cash equivalents and
                   short-term investments                                 $    160,053            $    203,332
                 Current assets                                                265,019                 271,959
                 Total assets                                                  784,122                 741,615
                 Current liabilities                                           197,702                 153,770
                 Long-term debt                                                292,049                 279,379
                 Total liabilities                                             533,038                 486,161
                 Stockholders' equity                                          251,084                 255,453
                 Working capital                                                67,317                 118,189

                                             FRONTIER AIRLINES, INC.
                                             STATEMENTS OF OPERATIONS
                          FOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                                                   (unaudited)

                                                   Three Months Ended                Six Months Ended
                                             September 30,    September 30,   September 30,    September 30,
                                                 2004             2003             2004            2003
Revenues:
    Passenger                                $188,173,402     $159,946,008    $357,610,883     $298,955,554
    Passenger- regional partner                21,909,768           -           41,036,213           -
    Cargo                                       1,246,009        2,369,222       2,673,504        4,058,247
    Other                                       3,105,595        3,305,382       5,537,244        4,972,761

            Total revenues                    214,434,774      165,620,612     406,857,844      307,986,562

Operating expenses:
    Flight operations                          31,772,649       24,347,276      63,561,813       49,320,594
    Aircraft fuel expense                      44,715,069       25,900,551      84,718,251       48,501,320
    Aircraft lease expense                     22,307,400       17,920,718      41,198,226       35,112,721
    Aircraft and traffic servicing             31,229,011       26,077,456      62,921,215       50,074,966
    Maintenance                                19,261,318       17,120,004      38,155,915       34,997,976
    Promotion and sales                        19,250,304       16,269,951      39,088,980       30,989,948
    General and administrative                 12,033,531        9,784,376      22,327,775       18,720,012
    Operating expenses - regional partner      23,568,339           -           44,861,774           -
    Aircraft lease and facility exit costs         -             4,659,058          -             5,345,353
    Losses on sales of assets, net                 74,404        1,883,466         604,231        1,902,055
    Impairment and other related charges        4,213,565           -            4,601,200           -
    Depreciation and amortization               6,606,142        5,870,300      13,224,581       11,057,498

            Total operating expenses          215,031,732      149,833,156     415,263,961      286,022,443

            Operating income (loss)              (596,958)      15,787,456      (8,406,117)      21,964,119

Nonoperating income (expense):
    Interest income                               785,699          524,468       1,356,269          937,831
    Interest expense                           (3,112,843)      (4,034,387)     (6,020,859)      (7,868,780)
    Early Extinguishment of debt                   -            (8,742,489)         -            (8,742,489)
    Emergency Wartime Supplemental
      Appropriations Act compensation              -                -               -            15,024,188
    Other, net                                   (103,353)         (30,470)       (168,717)        (187,974)

            Total nonoperating income
              (expense), net                   (2,430,497)     (12,282,878)     (4,833,307)        (837,224)

Income (loss) before income tax (benefit)
expense                                        (3,027,455)       3,504,578     (13,239,424)      21,126,895

Income tax (benefit) expense                     (945,485)       1,506,855      (4,583,736)       8,195,482

Net income (loss)                             $(2,081,970)      $1,997,723     $(8,655,688)     $12,931,413
                                            ================================================================

Earnings (loss) per share:
            Basic                              $    (0.06)       $    0.07     $     (0.24)      $     0.43
                                            ================================================================
            Diluted                            $    (0.06)       $    0.06     $     (0.24)      $     0.40
                                            ================================================================

Weighted average shares of
  common stock outstanding

            Basic                              35,609,942       30,440,589      35,606,702       30,133,571
                                            ================================================================

            Diluted                            35,609,942       33,620,352      35,606,702       32,514,599
                                            ================================================================

                                               FRONTIER AIRLINES, INC.
                                           COMPARATIVE OPERATING STATISTICS
                                                     (unaudited)

                                             Three Months Ended September 30,   Six Months Ended September 30,
                                                   2004              2003            2004            2003
Selected Operating Data:
Passenger revenue (000s)
        Mainline                               $  188,173       $  159,946      $  357,611       $  298,956
        Regional Partner  (5)                      21,910             -             41,036             -
        System Combined                           210,083       $  159,946      $  398,647       $  298,956
Revenue passengers carried (000s)
        Mainline                                    1,750            1,457           3,334            2,684
        Regional Partner  (5)                         233             -                436             -
        System Combined                             1,983            1,457           3,770            2,684
Revenue passenger miles (RPMs) (000s)
        Mainline                                1,738,682        1,318,020       3,303,269        2,443,253
        Regional Partner  (5)                     142,157             -            273,711             -
        System Combined                         1,880,839        1,318,020       3,576,980        2,443,253
Available seat miles (ASMs) (000s)
        Mainline                                2,383,573        1,721,397       4,595,225        3,396,447
        Regional Partner  (5)                     190,771             -            368,349             -
        System Combined                         2,574,344        1,721,397       4,963,574        3,396,447
Passenger load factor
        Mainline                                    72.9%            76.6%           71.9%            71.9%
        Regional Partner  (5)                       74.5%              -             74.3%              -
        System Combined                             73.1%            76.6%           72.1%            71.9%
Mainline break-even load factor (1)                 73.4%            67.7%           73.5%            66.6%
Mainline block hours                               47,086           33,908          91,060           67,035
Mainline departures                                18,937           15,078          36,587           29,688
Mainline average seats per departure                  130              133             130              133
Mainline average stage length                         968              858             966              860
Mainline average length of haul                       994              905             991              910
Mainline average daily block hour utilization        11.2             10.0            11.4             10.1
Yield per RPM (cents) (2) (3)
        Mainline                                    10.74            12.09           10.76            12.19
        Regional Partner  (5)                       15.41              -             14.99              -
        System Combined                             11.10            12.09           11.09            12.19
Total yield per RPM (cents)
        Mainline                                    11.07            12.57           11.07            12.61
        Regional Partner  (5)                       15.41              -             14.99              -
        System Combined                             11.40            12.57           11.37            12.61
Yield per ASM (cents) (3)
        Mainline                                     7.84             9.26            7.74             8.77
        Regional Partner  (5)                       11.48              -             11.14              -
        System Combined                              8.11             9.26            7.99             8.77
Total yield per ASM (cents)
        Mainline                                     8.08             9.62            7.96             9.07
        Regional Partner  (5)                       11.48              -             11.14              -
        System Combined                              8.33             9.62            8.20             9.07

FRONTIER AIRLINES, INC.
Comparative operating statistics, unaudited
Continued

                                             Three Months Ended September 30,   Six Months Ended September 30,
                                                   2004              2003            2004            2003
Selected Operating Data (continued):
Cost per ASM (cents)
        Mainline                                     8.03             8.70            8.06             8.42
        Regional Partner  (5)                       12.35              -             12.18              -
        System Combined                              8.35             8.70            8.37             8.42
Mainline fuel expense per ASM (cents) (4)            1.87             1.50            1.84             1.43
Mainline cost per ASM excluding
  fuel (cents)                                       6.16             7.20            6.22             6.99
Mainline average fare                           $  100.05        $  103.40       $  100.26       $   103.98
Mainline average aircraft in service                 45.5             37.0            43.5             36.3
Mainline aircraft in service at end of period        44.0             38.0            44.0             38.0
Mainline average age of aircraft at end of period     2.7              4.6             2.7              4.6

1.       "Break-even load factor" is the passenger load factor that will result in operating revenues being equal to operating expenses, net of certain adjustments, assuming constant yield per RPM and no change in ASMs.
         Break-even load factor as presented above may be deemed a non-GAAP financial measure under regulations issued by the Securities and Exchange Commission.  We believe that presentation of break-even load factor calculated after certain adjustments is useful to investors because the elimination of special or unusual items allows a meaningful period-to-period comparison. Furthermore, in preparing operating plans and forecasts we rely on an analysis of break-even load factor exclusive of these special and unusual items.
         Our presentation of non-GAAP results should not be viewed as a substitute for our financial or statistical results based on GAAP, and other airlines may not necessarily compute break-even load factor in a manner that is consistent with our computation.

           A reconciliation of the components of the calculation of the mainline break-even load factor is as follows:

                                                                    Three Months                Six Months
                                                                 Ended September 30,        Ended September 30,
                                                                  2004         2003          2004         2003
                                                                    (In thousands)             (In thousands)
           Net (income) loss                                   $  2,082   $  (1,998)     $  8,656    $ (12,931)
             Income tax (expense) benefit                           945      (1,507)        4,584       (8,195)
             Passenger revenue                                  188,173     159,946       357,611      298,956
             Revenue - regional partner                          21,910         -          41,036         -
             Charter revenue                                     (1,384)       (580)       (2,040)      (1,194)
             Operating expenses - regional partner              (23,568)        -         (44,862)        -
             Passenger revenue - mainline (excluding
               charter and regional partner revenue)
               required to break even (based on GAAP amounts) $ 188,158   $ 155,861     $ 364,985    $ 276,636
             Non-GAAP adjustments:
               Emergency Wartime Supplemental Appropriations
                    Act compensation, net of bonuses               -           -             -          13,842
               Aircraft and facility lease exit costs,
                    net of bonuses                                 -         (4,292)         -          (4,924)
               Early retirement of debt costs, net of bonuses      -         (8,624)         -          (8,624)
               Losses on sales of assets,  net of bonuses           (74)     (1,735)         (604)      (1,752)
               Impairment and other related charges              (4,214)      -            (4,601)        -
               Unrealized derivative gain (loss), net
                    of bonuses                                    4,111        (254)        3,634          438
            Passenger revenue- mainline (excluding charter
              and regional partner revenue) required to
              break-even (based on adjusted amounts)          $ 187,981   $ 140,956     $ 363,414    $ 275,616
                                                              ==================================================

           The calculation of the break-even load factor follows:
                                                                    Three Months                Six Months
                                                                 Ended September 30,       Ended September 30,
                                                                  2004         2003         2004         2003
                                                                    (In thousands)             (In thousands)
           Calculation of mainline break-even load factor using GAAP amounts:
             Passenger revenue- mainline (excluding charter
               and regional partner revenue) required to
               break even (based on GAAP amounts) ($000s)     $ 188,158   $ 155,861     $ 364,985    $ 276,636
             Mainline yield per RPM (cents)                       10.74       12.09         10.76        12.19
             Mainline revenue passenger miles (000s) to
               break even assuming constant yield per RPM     1,751,937   1,289,173     3,392,054    2,269,368
             Mainline available seat miles (000's)            2,383,573   1,721,397     4,595,225    3,396,447
                                                              ==================================================
             Mainline break-even load factor using
               GAAP amounts                                       73.5%       74.9%         73.8%        66.8%
                                                              ==================================================

           Calculation of mainline break-even load factor using Non-GAAP amounts:
             Passenger revenue (excluding charter and regional
               partner revenue) required to break even (based
               on adjusted amounts) ($000s)                   $ 187,981   $ 140,956     $ 363,414    $ 275,615
             Mainline yield per RPM (cents)                       10.74       12.09         10.76        12.19
             Mainline revenue passenger miles (000s) to
               break even assuming constant yield per RPM     1,750,289   1,165,889     3,377,454    2,260,993
             Mainline available seat miles (000's)            2,383,573   1,721,397     4,595,225    3,396,447
                                                              ==================================================
             Mainline break-even load factor using
               non-GAAP amounts                                   73.4%       67.7%         73.5%         66.6%
                                                              ==================================================

2.       "Yield per RPM" is determined by dividing passenger revenues (excluding charter revenue) by revenue passenger miles.

3.       For purposes of these yield calculations, charter revenue is excluded from passenger revenue.  These figures may be deemed non-GAAP financial measures under regulations issued by the Securities and Exchange
         Commission.  We believe that presentation of yield excluding charter revenue is useful to investors because charter flights are not included in RPMs or ASMs.  Furthermore, in preparing operating plans and forecasts, we rely on an analysis of yield exclusive of charter revenue.  Our presentation of non-GAAP financial measures should not be viewed as a substitute for our financial or statistical results based on GAAP.  The calculation of passenger revenue excluding charter revenue is as follows:

                                                Quarters Ended September 30,         Six Months Ended September 30,
                                                   2004               2003              2004                 2003
         Passenger revenues - mainline, as
           reported                            $  188,173         $  159,946        $  357,611           $  298,956
            Less: charter revenue                   1,384                580             2,040                1,194
         Passenger revenues - mainline
           excluding charter                      186,789            159,366           355,571              297,762
            Add:  Passenger revenues -
              regional partner                     21,910               -               41,036                 -
         Passenger revenues, system combined   $  208,699         $  159,366        $  396,607           $  297,762
                                              ==============     ==============    ==============       ==============

4.       This may be deemed a non-GAAP financial measure under regulations issued by the Securities and Exchange
         Commission.  We believe the presentation of financial information excluding fuel expense is useful to investors because we believe that fuel expense tends to fluctuate more than other operating expenses, it facilitates comparison of results of operations between current and past periods and enables investors to better forecast future trends in our operations.  Furthermore, in preparing operating plans and forecasts, we rely, in part, on trends in our historical results of operations excluding fuel expense.
         However, our presentation of non-GAAP financial measures should not be viewed as a substitute for our financial results determined in accordance with GAAP.

5.       In September 2003, we signed a 12-year agreement with Horizon, under which Horizon operates up to nine
         70-seat CRJ 700 aircraft under our Frontier JetExpress brand.  The service began on January 1, 2004 and replaced our codeshare with Mesa Airlines which terminated on December 31, 2003.  In accordance with
         Emerging Issues Task Force No. 01-08, "Determining Whether an Arrangement Contains a Lease" ("EITF 01-08"),
         we have concluded that the Horizon agreement contains leases as the agreement conveys the right to use a specific number and specific type of aircraft over a stated period of time. Therefore, we began recording revenues and expenses related to the Horizon agreement gross.  Under the Mesa agreement, we recorded
         JetExpress revenues reduced by related expenses net in other revenues.  JetExpress operations under the Mesa agreement from April 1, 2003 to December 31, 2003 are not included in regional partner statistics in 2003 as the Mesa arrangement was effective prior to May 28, 2003, the effective date of EITF 01-08.

                                           Three Months Ended September 30,    Six Months Ended September 30,
                                                  2004           2003                2004             2003

Mesa revenues (000s)                          $    -         $   9,795           $    -           $  17,642
Mesa expenses (000s)                               -            (8,261)               -             (16,036)
Net amount included in other revenues         $              $   1,534           $    -           $   1,606
                                         =====================================================================

         Mesa's revenue passenger miles (RPMs) and available seat miles (ASMs) for the three months ended September
         30, 2004 and 2003 were as follows:
                                           Three Months Ended September 30,    Six Months Ended September 30,
                                                  2004           2003                2004             2003

         Mesa RPMs (000s)                          -            56,756                -             104,529
         Mesa ASMs (000s)                          -            69,660                -             138,302